UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s) (1)	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

1 Since our emergence from bankruptcy, our ordinary shares have been quoted on the OTC Pink Marketplace. While our ordinary shares remain registered on the NYSE, the NYSE suspended trading in our ordinary shares in May 2019 and our appeal of that suspension is pending.

Item 2.02	Results of Operations and Financial Condition.

On April 15, 2020, Weatherford International plc (“we” or the “Company”) issued a news release announcing, among other things, preliminary results for the first quarter ended March 31, 2020, the intention of the Company to delist from New York Stock Exchange (the “NYSE”) and general business updates (including actions taken in response to the global COVID-19 pandemic). A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

The information provided pursuant to this Item 2.02 is “furnished” and shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 13, 2019, the Company received a letter from the NYSE confirming that the NYSE had suspended trading in the Company’s ordinary shares and announcing its intention to commence proceedings to delist the Company’s ordinary shares from the NYSE. The Company has been evaluating its options with respect to its NYSE listing and, after careful deliberations, the Board of Directors of the Company (the “Board”) has determined that delisting is in the best interest of the Company. Accordingly, the Company will withdraw its appeal to the delisting proceedings by the NYSE.

The Company’s ordinary shares will be delisted from trading on the NYSE through the filing of a Form 25 with the SEC.  Trading of the Company’s ordinary shares on the OTC Bulletin Board or “pink sheets” will continue under the symbol “WFTLF.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 13, 2019, the Company emerged from Chapter 11 bankruptcy protection pursuant to a prepackaged plan of reorganization (the “Plan”). Following such emergence, the Board, in conjunction with its Compensation Committee (the “Committee”) and its independent compensation consultants, has been reviewing and evaluating the Company's compensation policies and practices, including in response to the global COVID-19 pandemic and the sudden drop in oil and gas prices in March 2020. As a result, the Board, upon recommendation of the Committee, has approved the items described below in this Item 5.02.

Weatherford International plc Amended and Restated 2019 Equity Incentive Plan

As previously disclosed and as contemplated by the Plan, in December 2019, the Board approved the Company's 2019 Equity Incentive Plan, which provided for the issuance from time to time, as approved by the Committee or the Board, as applicable, of equity and equity-based awards permitting for the issuance of up to 4,000,000 ordinary shares of the Company in the aggregate to eligible employees, consultants and directors of the Company. On April 13, 2020, the Board adopted the Weatherford International plc Amended and Restated 2019 Equity Incentive Plan (the “EIP”) which revised the Company’s 2019 Equity Incentive Plan. The EIP continues to provide for the issuance of up to 4,000,000 ordinary shares and was amended, among other items, as follows:

•	The provisions addressing consequences on awards upon a change in control were modified to provide additional flexibility to the Company in the treatment of existing awards following a change in control (including that the EIP does not provide for any automatic acceleration of vesting on a change in control).

•	The provisions addressing share appreciation rights were modified to provide additional detail regarding the terms of such grants.

•	Some default definitions and related provisions were added including cause, confidential information, and detrimental activity.

The foregoing description of the EIP does not purport to be complete and is qualified in its entirety by reference to the full text of the EIP, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Executive Non-Equity Incentive Compensation Plan

On April 13, 2020, the Board adopted the Executive Non-Equity Incentive Compensation Plan, as amended and restated (the “EICP”), effective January 1, 2020, and reinstated the EICP for fiscal year 2020, which was suspended for fiscal year 2019. The EICP was amended to bring the plan in line with market practices and address the treatment of awards on a change in control, among other things.

The foregoing description of the EICP, does not purport to be complete and is qualified in its entirety by reference to the full text of the EICP, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Reduced Non-Employee Director Compensation

On April 13, 2020, in response to the global COVID-19 pandemic and the sudden drop in oil and gas prices in March 2020, the Company’s non-employee directors voluntarily agreed to temporarily reduce their compensation in 2020. The annual cash retainer payments for non-employee directors will temporarily be reduced by $5,000 a quarter, equal to $20,000 annualized, effective July 1, 2020. The annual equity retainer for non-employee directors granted on April 13, 2020 (the “Grant Date”) in respect of the one-year period commencing on the Grant Date (the “Annual Grant Period”) and the amount due in respect of the period served on the Board from December 13, 2019 through April 12, 2020, will be paid in cash, and the amount with respect to the Annual Grant Period will be subject to pro-rata claw back in the event a non-employee director voluntarily resigns form the Board prior to the one-year anniversary of the Grant Date.

Incentive Award to Chief Financial Officer

As previously disclosed, on January 6, 2020, Christian A. Garcia was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer and the terms of his compensation were set forth in an offer letter he entered into with the Company. In connection with his appointment and pursuant to the offer letter, Mr. Garcia was to receive, subject to approval of the Board, a long-term equity incentive award of $2,000,000, consisting of restricted share units, vesting in equal installments over a three year period, to be granted on the later of (i) January 6, 2020 or (ii) the date on which the Company emerged from Chapter 11 bankruptcy proceedings, based on the share price at the time of grant and based on the terms of the Company’s then-current equity incentive plan.

On April 13, 2020, the Board approved a grant of restricted stock unit awards under the EIP with respect to an award agreement for 68,966 ordinary shares, with a grant date of April 17, 2020, which shall vest in three equal installments: on April 17, 2020 (subject to registration of ordinary shares under the EIP); January 6, 2021; and January 6, 2022. The number of restricted stock units awarded is based on the closing price of the Company’s ordinary shares on the trading day immediately prior to his commencement of employment, in accordance with the offer letter.

The foregoing description of Mr. Garcia’s Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Garcia’s Award Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 8.01	Other Events.

Reduced Salary for Named Executive Officers

On March 24, 2020, in response to the global COVID-19 pandemic and the sudden drop in oil and gas prices in March 2020, the Company’s executive leadership team, including each of the Company’s named executive officers, voluntarily agreed to reduce their annual base salary by 20%, on a temporary basis effective April 1, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Weatherford International Plc Amended and Restated 2019 Equity Incentive Plan
10.2	Executive Non-Equity Incentive Compensation Plan
10.3	Form of Christian A. Garcia Award Agreement
99.1	News Release, dated April 15, 2020, announcing preliminary results for the first quarter ended March 31, 2020 and the Company’s intention to delist from the New York Stock Exchange.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: April 15, 2020

	By:	/s/ Christian M. Ibrahim
	Name:	Christian M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary